As filed with the Securities and Exchange Commission on January 15, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wisconsin	Actuant Corporation	36-0168610
(State or other jurisdiction of incorporation or organization	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew G. Lampereur

Executive Vice President and Chief Financial Officer

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Telephone: (414) 352-4160

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Helen R. Friedli, P.C.

Eric Orsic

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606

(312) 372-2000

Approximate date of commencement of proposed sale to the public:    From time to time following the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)(2)	(1)(2)	(1)(2)	(1)(3)
Warrants (4)
Stock Purchase Contracts
Stock Purchase Units
Cumulative Preferred Stock
Depositary Shares (5)
Class A Common Stock

1.	Not applicable pursuant to Form S-3 Instruction II(E).
2.	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
3.	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $105,930 that has already been paid with respect to $900,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-126638, which was filed on July 15, 2005, and were not sold thereunder. Pursuant to Rule 457(p), such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.
4.	Includes warrants to purchase debt securities, warrants to purchase cumulative preferred stock and warrants to purchase Class A common stock.
5.	Each depositary share will be issued under a deposit agreement, will represent a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

Actuant Corporation

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

Cumulative Preferred Stock

Depository Shares

Class A Common Stock

We may offer and sell from time to time, together or separately, debt securities, warrants, stock purchase contracts, stock purchase units, cumulative preferred stock, depository shares and Class A common stock. In addition, certain selling securityholders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts, at prices and on terms as set forth in such prospectus supplement. We urge you to read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of these securities, carefully before you make your investment decision.

The debt securities, warrants, stock purchase contracts, stock purchase units, cumulative preferred stock, depository shares and Class A common stock are collectively referred to herein as the “securities.”

For each type of security listed above, the amount, price and terms will be determined at or prior to the sale. The securities may be sold for U.S. dollars, foreign currencies or foreign currency units, and the securities may be payable in U.S. dollars, foreign currencies or foreign currency units.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “ATU.”

See “Risk Factors” beginning on page 1 of this prospectus, as well as in supplements to this prospectus, for a discussion of certain risks you should consider before buying any securities hereunder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is January 15, 2009

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we and the selling securityholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling securityholders may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. Neither we nor any selling securityholders have authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor any selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC. The terms “Actuant,” the “Company,” “we,” “us,” and “our” refer to Actuant Corporation.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and in the applicable prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors,” in our most recent annual report on Form 10-K, and in “Part II, Item 1A. Risk Factors,” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

ACTUANT CORPORATION

We are a diversified global manufacturer of a broad range of industrial products and systems, organized into four reportable segments, Industrial, Electrical, Actuation Systems and Engineered Products. The Industrial segment is primarily involved in the design, manufacture and distribution of branded hydraulic and mechanical tools to the maintenance, industrial, infrastructure, oil & gas, power generation and production automation markets. In addition, this segment provides manpower services, product rental and umbilical, rope and cable solutions to the global energy market. The Electrical segment is primarily involved in the design, manufacture and distribution of electrical tools and supplies to the retail electrical, wholesale, original equipment manufacturer (“OEM”) and marine markets. The Actuation Systems segment focuses on developing and marketing highly engineered position and motion control systems for OEMs in the automotive, truck, recreational vehicle and other industrial markets. The Engineered Products segment designs and manufactures a variety of products for industrial, aerospace and power distribution markets.

Our principal executive offices are located at 13000 West Silver Spring Drive, Butler, Wisconsin 53007 and our telephone number is (414) 352-4160. Our website can be found at www.actuant.com. Information on our website is not incorporated by reference into this prospectus.

SELLING SECURITYHOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling securityholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, we may add secondary sales of securities by any selling securityholders by filing a prospectus supplement with the SEC. We may register these securities to permit selling securityholders to resell their securities when they deem appropriate. A selling securityholder may resell all, a portion or none of such shareholder’s securities at any time and from time to time. Selling securityholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling securityholders may offer securities for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the securities owned by the selling securityholders, other than underwriting fees, discounts or commissions, which will be borne by the selling securityholders. We will provide you with a prospectus supplement naming the selling securityholders, the amount of securities to be registered and sold and any other terms of the securities being sold by each selling securityholder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities by Actuant will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF SECURITIES

We may offer debt securities (which may be senior debt securities or subordinated debt securities), warrants, stock purchase contracts, stock purchase units, cumulative preferred stock, depository shares and Class A common stock. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended August 31,					Three Months Ended November 30,
	2004	2005	2006	2007	2008	2007	2008
Ratio of Earning to Fixed Charges	3.7	6.8	5.5	5.3	5.4	5.2	2.0

For purposes of calculating our ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and minority interest, adjusted for the portion of fixed charges deducted from the earnings, less capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, amortization of debt issuances costs and the estimated interest component of rent expense.

PLAN OF DISTRIBUTION

Actuant and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by Actuant, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may also be sold in one or more of the following transactions, or in any transactions described in a prospectus supplement:

•	block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchase by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities we and/or the selling securityholders sell by any of the methods described above may be sold to the public, in one or more transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Actuant at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with Actuant and/or the selling securityholders, if applicable, to indemnification by Actuant and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may engage in transactions with, or perform services for Actuant and its affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede this information. We incorporate by reference the documents listed below and all future filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Annual Report on Form 10-K for the year ended August 31, 2008;

•	Quarterly Report on Form 10-Q for the quarter ended November 30, 2008;

•	Current Reports on Form 8-K filed on September 23, 2008, October 2, 2008 and November 13, 2008; and

•

the description of the Class A common stock contained in the amended Registration Statement on Form 8-A/A dated January 15, 2009; and any amendment or report filed for the purpose of updating such description.

Actuant will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to the Executive Vice President and Chief Financial Officer, Actuant Corporation, 13000 West Silver Spring Drive, Butler, Wisconsin 53007, telephone (414) 352-4160.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

The matters discussed in this prospectus and Actuant’s financial statements and other documents incorporated by reference in this prospectus contain certain forward-looking statements that are based on current management expectations that involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will be,” “will continue,” “will likely result,” “would” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or future events. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other “forward-looking” information.

The factors listed under “Risk Factors,” as well as any cautionary language in this prospectus and any prospectus supplement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, those described above under the heading “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplements. Before you invest in our securities, you should read this prospectus and the accompanying prospectus supplements completely and with the understanding that our actual future results may be materially different from what we expect.

Forward-looking statements included in this prospectus speak only as of the date of this prospectus and any accompanying prospectus supplements as applicable. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus or any accompanying prospectus supplements, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this prospectus or any accompanying prospectus supplements or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

CERTAIN LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois, and Quarles & Brady LLP, Milwaukee, Wisconsin, as to matters of Wisconsin law. Our corporate secretary, Helen R. Friedli, is a partner of McDermott Will & Emery LLP.

EXPERTS

The financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended August 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement. All amounts set forth below are estimates.

SEC Registration Fee	*
Transfer Agent Fees and Expenses	$15,000
Printing	150,000
Accounting Fees and Expenses	100,000
Legal Fees and Expenses	300,000
Miscellaneous	35,000
Total	$600,000

*	Deferred in accordance with Rule 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers

The Registrant is incorporated under the Wisconsin Business Corporation Law (the “WBCL”). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant’s articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

Article VIII of the Registrant’s Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors’ and officers’ liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 16.	Exhibits and Financial Statement Schedules

Exhibits

1.1*	Form of Underwriting Agreement for Debt Securities and Warrants

1.2*	Form of Underwriting Agreement for Equity Securities

1.3*	Form of Underwriting Agreement for Depositary Shares, Stock Purchase Contracts and Stock Purchase Units

4.1(a)	Restated Articles of Incorporation of Actuant Corporation (incorporated herein by reference to Exhibit 4.9 to Actuant Corporation’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2001)

4.1(b)	Amendment to Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1(b) to Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2003)

4.1(c)	Amendment to Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Actuant Corporation’s Form 10-K for the fiscal year ended August 31, 2004)

4.1(d)	Amendment to Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Actuant Corporation’s Current Report on Form 8-K filed July 18, 2006)

4.2	Amended and Restated Bylaws, as last amended effective October 18, 2007 (incorporated herein by reference to Exhibit 3.1 to Actuant Corporation’s Current Report on Form 8-K filed on October 23, 2007)

4.3	Form of Indenture for Senior Debt Securities

4.4	Form of Indenture for Subordinated Debt Securities

4.5*	Form of Debt Security

4.6*	Form of Deposit Agreement

4.7*	Form of Depositary Receipt

4.8*	Form of Warrant Agreement

5.1	Opinion of McDermott Will & Emery LLP

5.2	Opinion of Quarles & Brady LLP

12.1	Statements Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1)

23.3	Consent of Quarles & Brady LLP (included in the opinion filed as Exhibit 5.2)

24	Powers of Attorney (included on the signature pages hereto)

25**	Statement of Eligibility of the Trustee on Form T-1 with respect to the Indentures for Senior Debt Securities and Subordinated Debt Securities

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	To be filed separately under Form 305B2 in connection with the offering of the securities.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Butler, State of Wisconsin on January 15, 2009.

ACTUANT CORPORATION

By:	/S/ ANDREW G. LAMPEURER
Name:	Andrew G. Lampereur
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Arzbaecher and Andrew G. Lampereur, and each of them (each with full power to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 (in each case including, without limitation, any post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full and to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 15, 2009.

Signature	Title

/S/ ROBERT C. ARZBAECHER Robert C. Arzbaecher	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/S/ GURMINDER S. BEDI Gurminder S. Bedi	Director

/S/ GUSTAV H. P. BOEL Gustav H. P. Boel	Director and Executive Vice President

/S/ THOMAS J. FISCHER Thomas J. Fischer	Director

/S/ WILLIAM K. HALL William K. Hall	Director

/S/ R. ALAN HUNTER, JR. R. Alan Hunter, Jr.	Director

/S/ ROBERT A. PETERSON Robert A. Peterson	Director

/S/ HOLLY A. VAN DEURSEN Holly A. Van Deursen	Director

Signature	Title

/S/ DENNIS K. WILLIAMS Dennis K. Williams	Director

/S/ ANDREW G. LAMPEREUR Andrew G. Lampereur	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ CHADWICK I. DELUKA Chadwick I. DeLuka	Corporate Controller and Principal Accounting Officer